Exhibit 23(b)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
JPMorgan Chase & Co.:

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-117770) ("Registration Statement") of JPMorgan Chase & Co. of our report dated January 20, 2004, relating to the consolidated balance sheets of Bank One Corporation and subsidiaries ("Bank One") as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which appear in JPMorgan Chase & Co.'s Current Report on Form 8-K dated March 1, 2004. Our report dated January 20, 2004 refers to Bank One's adoption of FASB Interpretation No. 46, Consolidation of Variable Interest Entities, effective December 31, 2003, and the discontinuance and sale of Bank One's corporate trust services business in 2003. We also consent to the reference to our firm under the heading "Experts" in the Registration Statement.

Chicago, Illinois
September 17, 2004